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                                                                       Exhibit 4

                     INCORPORATED UNDER THE LAWS OF THE STATE OF
                                       MARYLAND


                      LINCOLN NATIONAL CORPORATE BOND FUND, INC.
                 AUTHORIZED CAPITAL 50,000,000 SHARES $.01 PAR VALUE

THIS CERTIFIES THAT SPECIMENT IS THE OWNER OF ______________________________ FULL PAID AND NON-ASSESSABLE shares of the Capital Stock of LINCOLN NATIONAL CORPORATE BOND FUND, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION, THIS ___________________________ DAY OF ______________________
A.D. 19__





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                         Secretary                                    President